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                                United States
                      Securities and Exchange Commission
                           Washington, D.C.  20549


                                   FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                         DISCOVER CARD MASTER TRUST I
            (Exact name of registrant as specified in its charter)



       Delaware                      0-23108                   Not required
       --------                      -------                   ------------
(State of organization)      (Commission File Number)        (I.R.S. Employer
                                                            Identification No.)

c/o Greenwood Trust Company
12 Read's Way
New Castle, Delaware                                                 19720
--------------------                                                 -----
(Address of principal                                             (Zip Code)
executive offices)


                   SECURITIES TO BE REGISTERED PURSUANT TO
                          SECTION 12(b) OF THE ACT:



                                                         Name of each exchange
Title of each class                                      on which each class
to be so registered                                      is to be registered
-------------------                                      -------------------
      None                                                        None

                   SECURITIES TO BE REGISTERED PURSUANT TO
                          SECTION 12(g) OF THE ACT:


   Series 1997-1 Floating Rate Class A Credit Card Pass-Through Certificates Series 1997-1 Floating Rate Class B Credit Card Pass-Through Certificates
   -------------------------------------------------------------------------
                                (Title of Class)





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Item 1.    Description of Registrant's Securities to be Registered.

           Item 1 incorporates by reference the "Description of the Investor Certificates" on pages 16-29 of the Prospectus dated August 19, 1997 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-16103) and on pages S-16 to S-29 of the Prospectus Supplement dated August 19, 1997 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-16103).

Item 2.    Exhibits

           Exhibit 4.1 (a)   Pooling and Servicing Agreement, dated as of
                             October 1, 1993, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S.
                             Bank National Association d/b/a First Bank
                             National Association (successor trustee to Bank of
                             America Illinois, formerly Continental Bank,
                             National Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master
                             Trust I's Registration Statement on Form S-1
                             (Registration No. 33-71502), filed on November 10,
                             1993).

           Exhibit 4.1 (b)   First Amendment to Pooling and Servicing
                             Agreement, dated as of August 15, 1994, between Greenwood Trust Company as Master Servicer,
                             Servicer and Seller and U.S. Bank National
                             Association d/b/a First Bank National Association
                             (successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit
                             4.4 of Discover Card Master Trust I's Current
                             Report on Form 8-K, dated August 1, 1995 and filed on August 10, 1995, File No. 0-23108).

           Exhibit 4.1 (c)   Second Amendment to Pooling and Servicing
                             Agreement, dated as of February 29, 1996, between Greenwood Trust Company as Master Servicer,
                             Servicer and Seller and U.S. Bank National
                             Association d/b/a First Bank National Association
                             (successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit
                             4.4 of Discover Card Master Trust I's Current
                             Report on Form 8-K, dated April 30, 1996 and filed on May 1, 1996, File No. 0-23108).



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           Exhibit 4.2       Series Supplement, dated as of August 26, 1997,
                             between Greenwood Trust Company as Master
                             Servicer, Servicer and Seller and First Bank
                             National Association as Trustee, with respect to Series 1997-1, including form of Class A Certificate and form of Class B Certificate (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K, dated August 26, 1997 and filed on August 26, 1997, File No. 0-23108).

           Exhibit 99.1 Prospectus Supplement dated August 19, 1997 and Prospectus dated August 19, 1997 with respect to the Floating Rate Class A Credit Card Pass-Through Certificates and the Floating Rate Class B Credit Card Pass-Through Certificates of Discover Card Master Trust I, Series 1997-1.




















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                                  Signature

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            Discover Card Master Trust I
                                            (Registrant)

                                            By:  Greenwood Trust Company
                                            (Originator of the Trust)



Dated:  August 26, 1997                     By:  /s/ John J. Coane
                                               -------------------------------
                                                 John J. Coane
                                                 Vice President, Director of
                                                 Accounting and Treasurer


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                                EXHIBIT INDEX
                                -------------

Exhibit No.                                                                Page
-----------                                                                ----

  4.1 (a)        Pooling and Servicing Agreement, dated as of               ---
                 October 1, 1993, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S.
                 Bank National Association d/b/a First Bank National Association (successor trustee to Bank of America
                 Illinois, formerly Continental Bank, National
                 Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's
                 Registration Statement on Form S-1 (Registration No. 33-71502), filed on November 10, 1993).




  4.1 (b)        First Amendment to Pooling and Servicing Agreement,        ---
                 dated as of August 15, 1994, between Greenwood Trust
                 Company as Master Servicer, Servicer and Seller and
                 U.S. Bank National Association d/b/a First Bank
                 National Association (successor trustee to Bank of
                 America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to
                 Exhibit 4.4 of Discover Card Master Trust I's Current
                 Report on Form 8-K, dated August 1, 1995 and filed on
                 August 10, 1995, File No. 0-23108).


  4.1 (c)        Second Amendment to Pooling and Servicing Agreement,       ---
                 dated as of February 29, 1996, between Greenwood Trust
                 Company as Master Servicer, Servicer and Seller and
                 U.S. Bank National Association d/b/a First Bank
                 National Association (successor trustee to Bank of
                 America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to
                 Exhibit 4.4 of Discover Card Master Trust I's Current
                 Report on Form 8-K, dated April 30, 1996 and filed on
                 May 1, 1996, File No. 0-23108).






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  4.2             Series Supplement, dated as of August 26,                 ---
                  1997, between Greenwood Trust Company as
                  Master Servicer, Servicer and Seller and
                  U.S. Bank National Association as Trustee, with respect to Series 1997-1, including form of Class A Certificate and form of Class B Certificate (incorporated by reference to Exhibit 4.1 of Discover Card
                  Master Trust I's Current Report on Form
                  8-K, dated April 30, 1996 and filed on May
                  1, 1996, File No. 0-23108).


  99.1 Prospectus Supplement dated August 19, 1997 and Prospectus dated August 19, 1997 with respect to the Floating Rate Class A Credit Card Pass-Through Certificates and the Floating Rate Class B Credit Card Pass-Through Certificates of Discover Card Master Trust I, Series 1997-1.























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